FIRST AMENDMENT TO PARTICIPATION AGREEMENT

THIS FIRST AMENDMENT TO PARTICIPATION AGREEMENT is made as of this 10th day of November, 2008, by and among GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“GWL&A”) and T. ROWE PRICE EQUITY SERIES INC., T. ROWE PRICE FIXED INCOME SERIES, INC., and T. ROWE PRICE INTERNATIONAL SERIES, INC., (collectively, the “Funds”), T. ROWE PRICE INVESTMENT SERVICES, INC., (the “Underwriter”), and FIRST GREAT-WEST LIFE & ANNUITY INSURANCE COMPANY (“First GWL&A”). Capitalized terms not otherwise defined herein shall have the meaning ascribed to them in the original Agreement (defined below).

RECITALS

WHEREAS, GWL&A, the Funds, and the Underwriter are parties to a Fund Participation Agreement dated February 1, 2002, (the “Agreement”); and

WHEREAS, the Parties to the Agreement desire to add First GWL&A, a New York life insurance company, as a Party to the Agreement; and

WHEREAS, the Parties to the Agreement desire to add an additional separate Account; and

WHEREAS, The Parties desire and agree to amend the Agreement by deleting in its entirety Schedule A of the Agreement and replacing it with the Schedule A attached hereto.

NOW, THEREFORE, in consideration of the premises and mutual covenants contained herein, the Parties hereby amend the Agreement as follows:

I.	First GWL&A is hereby added as a Party to the Agreement. The Parties to the Agreement, including First GWL&A, agree that each representation, warranty, covenant, condition and other provision of the Agreement that is applicable to GWL&A shall also be applicable to First GWL&A, with the following changes: (i) the First GWL&A Account was established under the insurance laws of the State of New York; (ii) any references to Colorado law in paragraph 2.1 and 2.2 shall be changed to New York Insurance Law. The rights and obligations of GWL&A and First GWL&A under the Agreement as amended hereby shall be several and not joint.

2.	All references to the “First GWL&A Account” include the COLI VUL Series Account 1 (First GWL&A).

3.	Schedule A of the Agreement is hereby replaced in its entirety with Schedule A as attached and incorporated by reference to this Amendment.

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IN WITNESS WHEREOF, the Parties have executed this Amendment as of the 10th day of November, 2008.

GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By Its authorized officer,

By:	/s/ Ron Laeyendecker
Name: Ron Laeyendecker
Title: Sr. VP
Date: 11/5/08

FIRST GREAT-WEST LIFE AND ANNUITY INSURANCE COMPANY

By Its authorized officer,

By:	/s/ Bob Shaw
Name: Bob Shaw
Title: Sr. VP
Date: 11/5/08

T. ROWE PRICE EQUITIY SERIES, INC.

By Its authorized officer,

By:	/s/ David Oestreicher
Name: David Oestreicher
Title: VP
Date: 11/10/08

T. ROWE PRICE FIXED INCOME SERIES, INC.

By Its authorized officer,

By:	/s/ David Oestreicher
Name: David Oestreicher
Title: VP
Date: 11/10/08

T.ROWE PRICE INTERNATIONAL SERIES, INC.

By Its authorized officer,

By:	/s/ David Oestreicher
Name: David Oestreicher
Title: VP
Date: 11/10/08

T.ROWE PRICE INVESTMENT SERVICES, INC.

By Its authorized officer,

By:	/s/ David Oestreicher
Name: David Oestreicher
Title: VP
Date: 11/10/08

SCHEDULE A

Name of Separate Account and Date Established by Board of Directors
Key Business COLI VUL Series Account 7 (GWL&A)	November 23, 1999

Key Business COLI VUL Series Account 1 (First GWL&A)	February 14, 2006

Designated Portfolios	T. Rowe Price Equity Series, Inc.
•	T. Rowe Price Equity Income Portfolio
•	T. Rowe Price New America Growth Portfolio
•	T. Rowe Price Personal Strategy Balanced Portfolio
•	T. Rowe Price Mid-Cap Growth Portfolio
•	T. Rowe Price Blue Chip Growth Portfolio
•	T. Rowe Price Equity Index 500 Portfolio
•	T. Rowe Price Health Sciences Portfolio

T. Rowe Price Fixed Income Series, Inc.
•	T. Rowe Price Limited-Term Bond Portfolio
•	T. Rowe Price Prime Reserve Portfolio

T. Rowe Price International Series, Inc.
•	T. Rowe Price International Stock Portfolio

And any other portfolios or series of the Funds that are available and open to new investors on or after the effective date of this Agreement.

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